UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 21, 2015

Brown-Forman Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	002-26821	61-0143150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2015, the Board of Directors of Brown-Forman Corporation (the “Company”) appointed Augusta Brown Holland and Stuart R. Brown as directors of the Company.

There are no arrangements or understandings between Ms. Holland or Mr. Brown with any other persons pursuant to which they were selected as directors. Additionally, there are no transactions involving the Company and Ms. Holland or Mr. Brown that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Ms. Holland and Mr. Brown will be entitled to a prorated portion of the annual compensation paid to the Company’s non-employee directors. A summary of the compensation the Company provides its non-employee directors is described on pages 18 to 19 of the Company’s proxy statement for its 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 26, 2014.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Ms. Holland and Mr. Brown to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Brown-Forman Corporation Press Release dated May 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION
(Registrant)

Date: May 21, 2015	/s/ Michael E. Carr, Jr.
Michael E. Carr, Jr.
Assistant Vice President, Senior Attorney and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Brown-Forman Corporation Press Release dated May 21, 2015.